EXHIBIT 8(k)

                            SCUDDER GLOBAL FUND, INC.
                                 345 Park Avenue
                               New York, NY 10154




September 28, 1995

Brown Brothers Harriman & Co.
40 Water Street
Boston, MA 02109

Ladies & Gentlemen:

This is to advise you that Scudder Global Fund (the "Series"), a series of Scudder Global Fund, Inc. (the "Fund"), in accordance with the with the Additional Funds provision of the Custodian Agreement dated as of March 7, 1995 between you and the Fund (the "Agreement"), hereby requests that you act as custodian for the Series under the terms of the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one copy to me on behalf of the Fund and retaining the other copy for your records.


                                                SCUDDER GLOBAL FUND, INC.,
                                                on behalf of Scudder Global Fund


                                                By:    /s/David S. Lee
                                                       ---------------
                                                       David Lee
                                                       Vice President


Agreed to this 3 day of October, 1995

Brown Brothers Harriman & Co.


By:    /s/Douglas Donahue
       ------------------
       Partner